Exhibit 5

LUSE GORMAN, PC
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015
_________________________

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

July 12, 2017

Board of Directors
Esquire Financial Holdings, Inc.
100 Jericho Quadrangle, Suite 100
Jericho, New York 11753

Re:	Esquire Financial Holdings, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 924,607 shares of common stock, par value $0.01 per share (the "Shares"), of Esquire Financial Holdings, Inc. (the "Company") and stock options to purchase common stock of Esquire Financial Holdings, Inc., to be issued pursuant to the Esquire Bank 2007 Stock Option Plan (the "2007 Stock Benefit Plan") and the Esquire Financial Holdings, Inc. 2011 Stock Compensation Plan (the "2011 Stock Benefit Plan").

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the 2007 Stock Benefit Plan and the 2011 Stock Benefit Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as resolutions of the board of directors of the Company and applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares, when issued in accordance with the terms and conditions of 2007 Stock Benefit Plan and/or the 2011 Stock Benefit Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and shall not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC